Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-208761) of SciVac Therapeutics Inc. of our report dated March 20, 2015, on our audit of the consolidated financial statements of VBI Vaccines Inc. and subsidiaries as of December 31, 2014, and for the year then ended. We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

February 5, 2016